Registration No. 333-
      ====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

 Delaware                                                   38-0549190
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

 One American Road
 Dearborn, Michigan                                              48126-1899
(Address of principal executive offices)                         (Zip Code)

                                   ___________

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                   ___________

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P.O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
(Name, address and telephone number, including area code, of agent for service)
                                  ___________

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                        CALCULATION OF REGISTRATION FEE

-------------------------- ------------------------ ------------------------ ------------------------ -----------------

                                                      Proposed maximum          Proposed maximum       Amount of
 Title of securities to    Amount to be               offering price per        aggregate offering     registration fee
 be registered             registered                 obligation                price**
-------------------------- ------------------------ ------------------------ ------------------------ -----------------
 Deferred Compensation
 Plan Obligations*         $150,000,000                 100%                      $150,000,000             $37,500
-------------------------- ------------------------ ------------------------ ------------------------ -----------------
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*    The Deferred Compensation Plan Obligations are unsecured obligations of
     Ford Motor Company to pay deferred compensation in the future in accordance with the terms of the Ford Motor Company Deferred Compensation
     Plan.
**   Estimated solely for the purpose of determining the registration fee.

===============================================================================

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN

                             ______________________

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The  contents  of  Registration   Statement  Nos.   333-31466,   333-65703,
333-47733,   333-20725,  33-62227  and  333-74313  are  incorporated  herein  by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.


Exhibit 4.1    -    Ford Motor Company Deferred Compensation Plan as amended and restated as of January 1, 2000, filed as Exhibit 10-R to the Registrant's Annual Report on Form 10-K for the year ended
                    December 31, 1999 and incorporated herein by reference.

Exhibit 4.2    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective as of April 12, 2000. Filed with this Registration
                    Statement.

Exhibit 4.3    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective as of June 1, 2000. Filed with this Registration
                    Statement.

Exhibit 5.1    -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2    -    Opinion of Bonnie S. Gorichan, Counsel to Ford Motor
                    Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15     -    Letter from Independent Certified Public Accountants
                    regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 24.2   -    Power of Attorney authorizing signature. Filed with this
                    Registration Statement.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No. 333-37396 and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 7th day of March, 2001.

                                       FORD MOTOR COMPANY

                                       By:   William Clay Ford, Jr.*
                                            -----------------------------------
                                            (William Clay Ford, Jr.)
                                             Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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Signature                                    Title                                         Date
---------                                    -----                                         ----

William Clay Ford, Jr.*                      Chairman of the Board and Chairman
------------------------                     of the Environmental and Public Policy
(William Clay Ford, Jr.)                     Committee, the Finance Committee and
                                             the Nominating and Governance Committee



Jacques Nasser*                              Director and President
-----------------------                      and Chief Executive Officer
(Jacques Nasser)                             (principal executive officer)

                                                                                          March 7, 2001
John R. H. Bond                              Director
-----------------------
(John R. H. Bond)


Michael D. Dingman*                          Director and Chairman of
-----------------------                      Compensation Committee
(Michael D. Dingman)


Edsel B. Ford II*                            Director
-----------------------
(Edsel B. Ford II)


William Clay Ford*                           Director
-----------------------
(William Clay Ford)


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Signature                                    Title                                        Date
---------                                    -----                                        ----

Irvine O. Hockaday, Jr.*                     Director and Chairman of
-----------------------                      Audit Committee
(Irvine O. Hockaday, Jr.)


Marie-Josee Kravis*                          Director
-----------------------
(Marie-Josee Kravis)


Ellen R. Marram*                             Director
-----------------------
(Ellen R. Marram)


Homer A. Neal*                               Director                                     March 7, 2001
-----------------------
(Homer A. Neal)


Jorma Ollila*                                Director
-----------------------
(Jorma Ollila)


Carl E. Reichardt*                           Director
-----------------------
(Carl E. Reichardt)


Robert E. Rubin*                             Director
-----------------------
(Robert E. Rubin)


John L. Thornton*                            Director
-----------------------
(John L. Thornton)

                                             Group Vice President
Henry D. G. Wallace*                         and Chief Financial Officer
-----------------------                      (principal financial officer)
(Henry D. G. Wallace)

Lloyd E. Hansen*                             Vice President and Controller
-----------------------                      (principal accounting officer)
(Lloyd E. Hansen)


*By: /s/ K. S. Lamping
----------------------
(K. S. Lamping,
Attorney-in-Fact)

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                                                   EXHIBIT INDEX
                                                                                                    Sequential Page
                                                                                                     at Which Found
                                                                                                   (or Incorporated
                                                                                                      by Reference)
                                                                                                      -------------

Exhibit 4.1    -    Ford Motor Company Deferred Compensation Plan as amended and restated as of January 1, 2000, filed as Exhibit 10-R to the Registrant's Annual Report on Form 10-K for the year ended
                    December 31, 1999 and incorporated herein by reference.

Exhibit 4.2    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective as of April 12, 2000. Filed with this Registration
                    Statement.

Exhibit 4.3    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective as of June 1, 2000. Filed with this Registration
                    Statement.

Exhibit 5.1    -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2    -    Opinion of Bonnie S. Gorichan, Counsel to Ford Motor
                    Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15     -    Letter from Independent Certified Public Accountants
                    regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 24.2   -    Power of Attorney authorizing signature. Filed with this
                    Registration Statement.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No. 333-37396 and incorporated herein by reference.

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